UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)

(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on March 31, 2017, First Capital Real Estate Trust Incorporated (the “Company”) and First Capital Real Estate Operating Partnership, L.P., the Company’s operating partnership (“FC OP,” and together with the Company, the “First Capital Parties”), entered into an interest contribution agreement (the “Contribution Agreement”) with PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), and PhotoMedex’s subsidiary, FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“PhotoMedex OP,” and, together with PhotoMedex, the “PhotoMedex Parties”). The First Capital Parties and the PhotoMedex Parties are collectively referred to in this Current Report on Form 8-K as the “Parties.” Pursuant to the Contribution Agreement, the First Capital Parties are obligated, or have an option, to contribute to the PhotoMedex Parties the First Capital Parties’ ownership interests in certain real estate properties (collectively, the “Contributed Interests”) in a series of installments by no later than December 31, 2017, subject to the satisfaction of certain conditions set forth in the Contribution Agreement. In exchange for these ownership interests, PhotoMedex is obligated to issue to the First Capital Parties shares of PhotoMedex’s common stock and newly designated Series A Convertible Preferred Stock.

As previously reported, on May 17, 2017, the Parties completed an initial closing (the “Initial Closing”) of the contribution of certain of the Contributed Interests pursuant to the Contribution Agreement. At the Initial Closing, the First Capital Parties were not able to contribute to the PhotoMedex Parties their 17.9133% ownership interest in a limited liability company which owns property located in Los Lunas, New Mexico being developed as a single family residential development (the “Avalon Interest”). Pursuant to the terms and conditions of an Agreement to Waive Closing Deliverables entered into by the Parties on the date of the Initial Closing, the First Capital Parties agreed to deliver the Avalon Interest to the PhotoMedex Parties by no later than June 16, 2017 (the “Delivery Deadline”). On June 23, 2017, the Board of Directors of PhotoMedex approved an extension of the Delivery Deadline to June 27, 2017. Notwithstanding that the First Capital Parties did not complete the contribution of the Avalon Interest to the PhotoMedex Parties at the Initial Closing, pursuant to the Agreement to Waive Closing Deliverables, the Parties agreed that the PhotoMedex Parties would be entitled to all economic benefits of ownership of the Avalon Interest from and after the Initial Closing.

On June 26, 2017, pursuant to an Assignment and Assumption Agreement (the “Assignment”) by and among the Parties, the First Capital Parties completed the contribution of the Avalon Interest to the PhotoMedex Parties. No additional consideration was paid by the PhotoMedex Parties to the First Capital Parties pursuant to the Assignment.

The foregoing description of the terms of the Assignment is qualified in its entirety by the terms of the Assignment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Suneet Singal, the Company’s Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary, is also the Chief Executive Officer and a member of the Board of Directors of PhotoMedex.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Assignment and Assumption Agreement, dated as of June 26, 2017, by and among First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, L.P., PhotoMedex, Inc. and FC Global Realty Operating Partnership, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: June 29, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Assignment and Assumption Agreement, dated as of June 26, 2017, by and among FC OP, First Capital, PhotoMedex OP and PhotoMedex.

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